EXHIBIT (J) UNDER FORM N-1A
                                             EXHIBIT 99 UNDER ITEM 601/ REG. S-K




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the references to our firm under the captions "Financial Highlights" in the Institutional, Institutional Service, Class C and Class K Shares' Prospectuses for the Federated Max-Cap Index Fund; the Institutional and Class C Shares' Prospectuses for the Federated Mini-Cap Index Fund and the Prospectus for the Federated Mid-Cap Index Fund and "Independent Registered Public Accounting Firm" in the Institutional, Institutional Service, Class C and Class K Shares' Statement of Additional Information for the Federated Max-Cap Index Fund; the Institutional and Class C Shares' Statement of Additional Information for the Federated Mini-Cap Index Fund and the Statement of Additional Information for the Federated Mid-Cap Index Fund in Post-Effective Amendment Number 33 to the Registration Statement (Form N-1A, No. 33-33852) of Federated Index Trust, and to the incorporation by reference of our reports dated December 11, 2006 on Federated Max-Cap Index Fund, Federated Mini-Cap Index Fund and Federated Mid-Cap Index Fund (the three funds comprising the Federated Index Trust) included in the Annual Reports to Shareholders for the fiscal year ended October 31, 2006.



                                                     ERNST & YOUNG LLP


Boston, Massachusetts
December 26, 2006